Exhibit 10.66
UGI CORPORATION
2004 OMNIBUS EQUITY COMPENSATION PLAN
SUB-PLAN FOR FRENCH EMPLOYEES
(Effective December 6, 2005)

UGI Corporation
2004 Omnibus Equity Compensation Plan
Sub-Plan for French Employees
Table of Contents

Sub-Plan for French Employees		1

1.	Definitions	1

2.	Term of Sub-Plan	1

3.	Eligible Persons	2

4.	Options	2

5.	Stock Units	4

6.	Performance Units	5

7.	Adjustments	7

8.	Amendment	8

9.	Change of Control	8

10.	Applicable Regulations	8

 i

UGI Corporation
2004 Omnibus Equity Compensation Plan
Sub-Plan for French Employees
Pursuant to the tax circulars dated May 6, 1988, No. 4 N-3-88, dated August 30, 1997, No. 4 N 2431 and dated May 24, 2005, No. 4 F 14-05, this subplan (the “Sub-Plan”) sets forth the terms and conditions applicable to (i) Options granted under Section 7 of the UGI Corporation 2004 Omnibus Equity Compensation Plan (the “Plan”), (ii) Stock Units granted under Section 8 of the Plan and (iii) Performance Units granted under Section 9 of the Plan to Employees who are, or may become, subject to taxation on compensation in France. The defined terms shall have the meanings given those terms in the Plan or in this Sub-Plan, if not defined in the Plan.
1. Definitions
Whenever used in this Sub-Plan, the following terms will have the meanings set forth below:
(a) “Disabled” or “Disability” means a long-term disability as defined in the Company’s long-term disability plan applicable to the Employee.
(b) “Retirement” means termination of employment after attaining age 55 with ten or more years of service with the Company.
(c) “Subsidiary” means any corporation, at least 20% of outstanding voting stock or voting power of which is owned, directly or indirectly, by UGI Corporation.
(d) “Termination without Cause” means termination of employment for the convenience of the Company for any reason other than (i) misappropriation of funds, (ii) habitual insobriety or substance abuse, (iii) conviction of a crime involving moral turpitude, or (iv) gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company. The Board may determine in its sole discretion whether, and under what circumstances, an Employee’s voluntary termination upon a significant reduction in the Employee’s duties and responsibilities will constitute a Termination without Cause for purposes of the Plan.
2. Term of Sub-Plan
The Plan has been approved by the shareholders of the Company at an annual shareholders meeting with authorization to the Board to grant Options, Stock Units and Performance Units thereunder. The authorization may be used by the Board under the Sub-Plan for a maximum period of thirty-eight (38) months following the date on which the Plan was approved or ratified by the shareholders in an annual meeting.

3. Eligible Persons
(a) Options may be granted under the Sub-Plan only to Employees; provided, however that, an Employee who owns more than ten percent (10%) of the Company’s Stock on the Date of Grant shall not be eligible to receive Option grants under this Sub-Plan. The Board shall authorize and administer all Option grants under the Sub-Plan.
(b) Stock Units and Performance Units may be granted under the Sub-Plan only to Employees; provided, however, that an Employee shall not be eligible to receive Stock Units or Performance Units under this Sub-Plan if (i) the Employee owns more than ten percent (10%) of the Company’s Stock on the Date of Grant or (ii) the granting of Stock Units or Performance Units would result in the holding by such Employee of more than ten percent (10%) of the Company’s Stock on the Date of Grant. The Board shall authorize and administer all Stock Units and Performance Units under the Sub-Plan.
4. Options
(a) Types of Options. Options granted under the Sub-Plan shall be options to purchase newly issued Stock (i.e., subscription options for French law purposes) and not options to purchase previously acquired Stock (i.e., purchase options for French law purposes).
(b) Grant of Options. The Board will select the Employees who shall receive Options, and will determine the number of shares subject to each Option, the Option Price and the other terms of the Options, subject to the provisions of this Sub-Plan. The terms of each Option shall be set forth in the Grant Letter. No Dividend Equivalent will be granted with respect to Options.
(c) Exercise and Vesting.
(i) Each Option under the Sub-Plan shall become exercisable on the fourth anniversary of the Date of Grant. No Option will be exercisable more than nine years and six months following the Date of Grant.
(ii) In the event that an Employee holding an Option ceases to be employed by the Company, the Options held by such Employee will terminate on the date such Employee ceases such employment. However, if an Employee holding an Option ceases to be employed by the Company by reason of (i) Termination without Cause, (ii) Retirement, (iii) Disability, or (iv) death, the Option held by the Employee will thereafter be exercisable pursuant to the following:
(A) Termination Without Cause. If an Employee terminates employment on account of a Termination without Cause, the Option held by such Employee will thereafter be exercisable only with respect to that number of shares of Stock with respect to which the Option is already exercisable on the date such Employee’s employment terminates. Such Option will terminate upon the earlier of the expiration date of the Option or the expiration of the 13-month period commencing on the date the Employee ceases to be employed by the Company.

(B) Retirement. If an Employee ceases to be employed by the Company on account of Retirement, the Option held by such Employee will thereafter become exercisable as if such Employee had remained employed by the Company for 48 months after the date of such Retirement. Such Option will terminate upon the earlier of the expiration date of the Option or the expiration of such 48-month period.
(C) Disability. If an Employee is determined by the Board to be Disabled, the Option held by such Employee will thereafter become exercisable as if such Employee had remained employed by the Company for 48 months after the date of such Disability. The Option will terminate upon the earlier of the expiration date of the Option or the expiration of the 48-month period after such termination of employment.
(D) Death. In the event of the death of an Employee while employed by the Company or while the Option is outstanding pursuant to subsections (A), (B) or (C) above, the Option held by such Employee will be fully and immediately exercisable and may be exercised at any time prior to the expiration of the six-month period following the Employee’s death. After an Employee’s death, the Employee’s Option may be exercised by the personal representative of the Employee’s estate or the personal representative under applicable law if the Employee dies intestate.
(d) Exercise Price. The Option Price for each grant of an Option under this Sub-Plan shall be equal to the higher of (i) the Fair Market Value of a share of Stock on the Option grant date or (ii) 95% of the average Fair Market Value of a share of Stock for the 20 trading days immediately prior to the Date of Grant.
(e) Payment. The Option Price upon exercise of any Option under this Sub-Plan shall be payable to the Company in full in one or both of the following forms: (a) in cash or (b) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, subject to applicable securities law restrictions and such procedures and limitations as the Company may specify from time to time.
(f) Grant Dates. Options cannot be granted under this Sub-Plan (i) during the 10 trading days preceding and following the date on which the consolidated accounts or annual accounts of the Company are published and (ii) during a period (x) starting from the date on which the officers and directors of the Company became aware of any information which, if published, could significantly affect the Company’s market price and (y) ending at the close of the tenth trading day following the publication of the information. No Option shall be granted in the 20 trading days immediately following a distribution of dividends or a capital increase on the principal stock exchange on which the shares of Stock are listed.
(g) Plan Limits. The number of shares of Stock subject to Options granted under the Plan together with shares of Stock subject to outstanding Options under any other option plan of the Company may not exceed one-third of the Company’s shares capital.

5. Stock Units
(a) General Requirements. Each Stock Unit shall represent the right of the Participant to receive a share of Stock after the expiration of the Restriction Period if the conditions specified by the Board in the Grant Letter are met.
(b) Terms of Stock Units. The Board shall establish the conditions for acquisition of ownership of the shares of Stock issuable with respect to Stock Units. The Board shall determine in the Grant Letter two periods during which the shares of Stock issued with respect to Stock Units will be subject to restrictions as follows:
(i) Restriction Period. The duration of the period in which the conditions for the acquisition of shares of Stock must be satisfied shall not be less than 2 years (and will correspond under French Law to the “période d’acquisition” as referred to under Section L 225-197-1 of the French Commercial Code). The Participant shall acquire full ownership of the shares of Stock issuable with respect to Stock Units only after the expiration of this Restriction Period except upon the Participant’s death while employed by the Company, in which case, the representative of the Participant’s estate may ask within 6 months of the death to receive the shares of Stock issuable with respect to the Stock Units granted to the Participant.
(ii) Standstill Period. The duration of this period shall not be less than 2 years (and will correspond under French law to the “période d’obligation de conservation” as referred to under Section L 225-197-1 of the French Commercial Code). It shall start after the expiration of the Restriction Period. During this period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of Stock issued with respect to Stock Units.
(c) Requirements of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Company during the Restriction Period specified in the Grant Letter, all of the Participant’s unvested Stock Units will terminate. However, if a Participant holding unvested Stock Units ceases to be employed by, or provide service to, the Company by reason of Retirement, Disability, or death, the restrictions on unvested Stock Units held by the Participant will lapse pursuant to the following:
(i) If a Participant terminates employment or service on account of Retirement or Disability, the restrictions on a pro-rata portion of the Participant’s outstanding Stock Units will lapse at the end of the Restriction Period set forth in the Grant Letter, if all requirements of the Grant Letter (other than continued employment) are met. The prorated portion will be determined as the number of shares of Stock that would otherwise be issuable with respect to the Stock Units, multiplied by a fraction, the numerator of which is the number of years during the Restriction Period in which the Participant has been employed by, or provided service to, the Company and the denominator of which is the number of years in the entire Restriction Period applicable to such Stock Units. For purposes of the proration calculation, the year in which the Participant’s Retirement or Disability occurs will be counted as a full year.

(ii) In the event of Retirement or Disability, the prorated portion of the shares of Stock subject to the Stock Units shall be issued after the end of the Restriction Period.
(iii) In the event of the death of a Participant while employed by the Company, the personal representative of the Participant’s estate can demand within 6 months of the Participant’s death that the shares of Stock issuable with respect to Stock Units to which a Restriction Period is still applicable become immediately fully owned by the Participant’s estate.
(d) Dividend Equivalents. No dividend equivalents shall be granted with respect to Stock Units.
(e) Payment with respect to Stock Units. No payment in cash shall be made with respect to Stock Units or in lieu of shares of Stock. Upon expiration of the Restriction Period and satisfaction of the conditions applicable for the acquisition of the shares issuable with respect to Stock Units, ownership over the shares of Stock issuable with respect to Stock Units shall be definitely acquired by (and transferred to) the Participant.
(f) Transfer of shares. After the Restriction and Standstill periods have expired, the Participant shall have the right to transfer the shares of Stock without any limitations, subject to the Company’s insider trading policies. However, the shares of Stock cannot be transferred (i) during the 10 trading days preceding and following the date on which the consolidated accounts or annual accounts of the Company are published and (ii) during a period (x) starting from the date on which the officers and directors of the Company became aware of any information which, if published, could significantly affect the Company’s market prices and (y) ending at the close of the tenth trading day following the publication of the information.
(g) Right to vote and to receive dividends. Upon the issuance of any shares of Stock following expiration of the Restriction Period, the Participant may exercise the voting right attached to the shares of Stock issued pursuant to Stock Units and will be entitled to receive any dividends or other distribution payable on such shares.
6. Performance Units
(a) General Requirements. Each Performance Unit shall represent the right of the Participant to receive a share of Stock, after the expiration of the Measurement Period, if specified performance goals and other conditions specified by the Board in the Grant Letter are met.
(b) Terms of Performance Units. The Board shall establish the performance goals and other conditions for acquisition of ownership of the shares of Stock issuable with respect to the Performance Units. The Board shall determine in the Grant Letter two periods during which the shares of Stock issuable with respect to Performance Units will be subject to restrictions as follows:

(i) Measurement Period. The duration of the period in which the specified performance goals and other conditions must be satisfied shall not be less than 2 years from the Date of Grant of the Performance Units (and will correspond under French law to the “période d’acquisition” as referred to under section L 225-197-1 of the French Commercial Code). The Participant shall acquire the full ownership of the shares of Stock issuable with respect to Performance Units only after the expiration of this Measurement Period and subject to the performance goals and other conditions (such as requirements of employment) being met, except upon the Participant’s death while employed by the Company in which case, the personal representative of the Participant’s estate may ask within 6 months of the Participant’s death to receive the shares of Stock issuable with respect to the Performance Units granted to the Participant.
(ii) Standstill Period. The duration of this period shall not be less than 2 years (and will correspond under French law to the “période d’obligation de conservation” as referred to under section L 225-197-1 of the French Commercial Code). It shall start after the expiration of the Measurement Period. During this period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of Stock issued with respect to the Performance Units.
(c) Requirements of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Company during the Measurement Period specified in the Grant Letter, all of the Participant’s Performance Units will terminate. However, if a Participant holding Performance Units ceases to be employed by, or provide service to, the Company by reason of Retirement, Disability, or death, the restrictions on Performance Units held by the Participant will lapse pursuant to the following:
(i) If a Participant terminates employment or service on account of Retirement or Disability, the restrictions on a pro-rata portion of the Participant’s outstanding Performance Units will lapse at the end of the Measurement Period set forth in the Grant Letter, if the performance goals and all requirements of the Grant Letter (other than continued employment) are met. The prorated portion will be determined, for each award of Performance Units, as the number of shares of Stock that would otherwise be issued according to the terms of the award of Performance Units, based on achievement of the performance goals, multiplied by a fraction, the numerator of which is the number of years during the Measurement Period in which the Participant has been employed by, or provided service to, the Company and the denominator of which is the number of years in the entire Measurement Period applicable to such Performance Units. For purposes of the proration calculation, the year in which the Participant’s Retirement or Disability occurs will be counted as a full year.
(ii) In the event of Retirement or Disability, the prorated portion of the Performance Units shall be issued after the end of the Measurement Period.
(iii) In the event of the death of a Participant while employed by the Company, the personal representative of the Participant’s estate can demand within 6 months of the Participant’s death that the shares of Stock issuable with respect to Performance Units to which a Measurement Period is still applicable become immediately fully owned by the Participant’s estate.

(d) Payment of Performance Units. If the Committee determines that the conditions to payment of the Performance Units have been met, the Company shall issue to the Participant, within 2 1/2 months after the end of the Measurement Period, the number of shares of Stock approved, according to achievement of the performance goals, up to the target award specified in the Participant’s Grant Letter.
(e) No Dividend Equivalents. No Dividend Equivalents shall be granted with respect to Performance Units.
(f) Payment with Respect to Performance Units. No payment in cash shall be made with respect to Performance Units in lieu of shares of Stock. Upon expiration of the Measurement Period and satisfaction of the specified performance goals and other conditions applicable to the Performance Units, ownership over the shares of Stock issuable with respect to such Performance Units shall be definitively acquired by (and transferred to) the Participant.
(g) Transfer of Shares. After the Measurement and Standstill periods have expired, the Participant shall have the right to transfer the shares of Stock without any limitations, subject to the Company’s insider trading policies. However, shares of Stock cannot be transferred (i) during the 10 trading days preceding and following the date on which the consolidated accounts or annual accounts of the Company are published and (ii) during a period (x) starting from the date on which the officers and directors of the Company became aware of any information which, if published, could significantly affect the Company’s market price and (y) ending at the close of the tenth trading day following the publication of the information.
(h) Right to Vote and to Receive Dividends. Upon the issuance of any shares of Stock following expiration of the Measurement Period, the Participant may exercise the voting right attached to the shares granted under Performance Units and will be entitled to receive any dividends or other distributions payable on such shares.
7. Adjustments
No adjustment to Stock provided for in Section 5(d) and 21(b) of the Plan may be made to any Options, Stock Units or Performance Units under this Sub-Plan, except to the extent provided for in:
(a) Sections 174.8 to 174.16 of Decree no. 67-236 of March 23, 1967, implementing French law no. 66-537 of July 24, 1966, or
(b) Articles L 225-197-1 to L 225-197-5 of the French Commercial Code.

8. Amendment
The Board may not amend the Plan in a way which affects this Sub-Plan, or Options, Stock Units and Performance Units granted under this Sub-Plan, if such change is inconsistent with French law (including, but not limited to, regulations or other communications provided by the AMF (Authorité des Marchés Financiers)).
The Board may not amend this Sub-Plan without the approval of the stockholders in general meeting if an amendment to the corresponding Article in the Plan would require such approval.
9. Change of Control
The provisions of the Plan applicable to a Change of Control shall apply to the Options, Stock Units and Performance Units granted under this Sub-Plan, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan and the Sub-Plan.
10. Applicable Regulations
Although this Sub-Plan is aimed at addressing and complying with the requirements of tax circulars dated May 6, 1988, No. 4 N-3-88, August 30, 1997, No. 4 N 2431 and May 24, 2005, No. 5 F 14-05, each Participant is advised to consult with his/her counsel about his/her tax status and tax treatment of the Options, Stock Units and Performance Units granted under this Sub-Plan. Neither UGI Corporation nor any Subsidiary may be held liable for the personal tax treatment of any Participant under this Sub-Plan.